FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO THE ASSET PURCHASE AGREEMENT (this “Amendment”) entered into as of June 15, 2009, amends that certain Asset Purchase Agreement (the “Original Agreement”) dated September 22, 2008, by and between IMARX THERAPEUTICS, INC., a Delaware corporation (“Seller”), and MICROBIX BIOSYSTEMS INC., an Ontario, Canada corporation (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Original Agreement. The Buyer and Seller may herein be collectively referred to as the “Parties”.

WHEREAS, the Seller and Buyer entered into the Original Agreement, pursuant to Section 3.1 of which the Buyer may potentially pay to the Seller a Bonus, in the event of receipt by Buyer of written authorization from the FDA to release the Labeled Inventory.

WHEREAS, pursuant to Section 2.3(b) of the Original Agreement, the Parties made certain arrangements to address monthly Chargebacks (“Monthly Chargebacks”) related to the Channel Inventory that may become due, according to which arrangements the Buyer was to make payments of the Monthly Chargebacks up to a maximum total amount of $500,000.

WHEREAS, on the date hereof written authorization for the release of the Labeled Inventory has still not been received from the FDA, and for the avoidance of uncertainty relating to the payment of the Bonus and the Buyer’s obligation to make payments of Monthly Chargebacks under Section 2.3(b) of the Original Agreement, both the Parties are desirous of amending the provisions of the Original Agreement relating to the payment of the Bonus. and the Monthly Chargebacks.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Parties hereby agree that in accordance with their current estimation the sum of Monthly Chargebacks will not be less than $500,000. The Buyer shall continue to be responsible for the payment of Monthly Chargebacks up to a total amount of $500,000. Anything in the Original Agreement to the contrary notwithstanding, on the date hereof the Buyer has no outstanding payment or other obligations to the Seller pursuant to Section 2.3(b) of the Original Agreement and will not in the future have any such obligations to the Seller.

The provisions of the Original Agreement to the contrary notwithstanding, the Buyer shall not be obligated to provide a detailed report on a monthly basis containing a description of the payments made by the Buyer under Section 2.3(b) of the Original Agreement but will provide such a detailed report when the sum of such payments equals or approaches $500,000.

As of the date hereof, the Buyer is in receipt of charges totaling the sum of $500,000. The Buyer will honor these charges in the order they were received until a total of $500,000 has been paid, whereupon the obligations of the Buyer as set forth in Section 2.3(b) of the Original Agreement shall be completely satisfied.

2. Any provisions of the Original Agreement, including but not limited to those of Section 3.1 of the Original Agreement, to the contrary notwithstanding, the Buyer shall not be obligated to pay the Bonus to the Seller unless the Buyer receives a written authorization from the FDA for the release of the Labeled Inventory on or before September 1, 2010 (the “Cutoff Date”). In the event that the Buyer does receive the aforementioned written authorization from the FDA on or before the Cutoff Date, the Buyer shall promptly notify the Seller of such receipt of authorization and the Buyer shall pay to the Seller a sum of $200,000 within 90 calendar days of the date of receipt by the Buyer of such written authorization from the FDA for the release of the Labeled Inventory.

3. Other than the payment obligations of the Buyer specified in Section 2 of this Amendment, the Buyer has no and shall have no obligations under Section 3.1 of the Original Agreement.

4. Except as otherwise set forth herein, all other terms and conditions of the Original Agreement shall remain in full force and effect. The Original Agreement, including the exhibits, schedules, documents and instruments referred to therein, as amended by this Amendment, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter thereof and hereof.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof. This Amendment may be executed in multiple counterparts, each of which shall constitute but one and the same instrument. One or more counterparts of this Amendment may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this First Amendment to the Asset Purchase Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

IMARX THERAPEUTICS, INC.

By: /s/ Bradford Zakes
Name: Bradford Zakes
Title: President and Chief Executive Officer

MICROBIX BIOSYSTEMS INC.

By: /s/ James Long
Name: James Long
Title: Chief Financial Officer